Exhibit 99.1

Investor Relations Contact:
Shanye Hudson, (510) 661-1600
shanye.hudson@seagate.com

Media Contact:
Agnieszka Zielinska, (503) 380-0948
agnieszka.zielinska@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL THIRD QUARTER 2024 FINANCIAL RESULTS
Fiscal Q3 2024 Highlights
•Revenue of $1.66 billion
•GAAP diluted earnings per share (EPS) of $0.12; non-GAAP diluted EPS of $0.33
•Cash flow from operations of $188 million and free cash flow of $128 million
•Declared cash dividend of $0.70 per share
FREMONT, CA – April 23, 2024 - Seagate Technology Holdings plc (NASDAQ: STX) (the “Company” or “Seagate”), the leading innovator of mass-capacity storage solutions, today reported financial results for its fiscal third quarter ended March 29, 2024.
"Seagate’s March quarter revenue grew 6% and non-GAAP EPS more than doubled over the December quarter as we benefit from improving cloud demand, our strong operating discipline and price execution. This combination sets the foundation for a return to target margin performance as the markets recover," said Dave Mosley, Seagate’s chief executive officer.

"This constructive demand backdrop is well timed as we prepare to ramp our Mozaic products, anchored by industry leading HAMR technology. HAMR-based products offer compelling economic value for our customers and position Seagate to drive further financial performance gains as well as capitalize on favorable long-term demand for mass capacity storage."
Quarterly Financial Results

	GAAP		Non-GAAP
	FQ3 2024	FQ3 2023	FQ3 2024	FQ3 2023
Revenue ($M)	$1,655	$1,860	$1,655	$1,860
Gross Margin	25.7%	17.2%	26.1%	18.7%
Operating Margin	8.6%	(16.9%)	11.1%	3.5%
Net Income (Loss) ($M)	$25	$(433)	$71	$(58)
Diluted Earnings (Loss) Per Share	$0.12	$(2.09)	$0.33	$(0.28)
During the fiscal third quarter the Company generated $188 million in cash flow from operations, $128 million in free cash flow, and returned $147 million of capital to shareholders through its quarterly dividend. As of the end of the quarter, cash and cash equivalents totaled $795 million, and there were 210 million ordinary shares issued and outstanding.
For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.
Seagate has issued a Supplemental Financial Information document, which is available on Seagate’s Investor Relations website at investors.seagate.com.

Quarterly Cash Dividend
The Board of Directors of the Company (the "Board") declared a quarterly cash dividend of $0.70 per share, which will be payable on July 5, 2024 to shareholders of record as of the close of business on June 20, 2024. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.
Business Outlook
The business outlook for the fiscal fourth quarter 2024 is based on our current assumptions and expectations; actual results may differ materially as a result of, among other things, the important factors discussed in the Cautionary Note Regarding Forward-Looking Statements section of this release.
The Company is providing the following guidance for its fiscal fourth quarter 2024:
•Revenue of $1.85 billion, plus or minus $150 million
•Non-GAAP diluted EPS of $0.70, plus or minus $0.20
Guidance regarding non-GAAP diluted EPS excludes known pre-tax charges related to estimated share-based compensation expenses of $0.16 per share.
We have not reconciled our non-GAAP diluted EPS guidance for fiscal fourth quarter 2024 to the most directly comparable GAAP measure, other than estimated share-based compensation expenses, because material items that may impact these measures are out of our control and/or cannot be reasonably predicted, including, but not limited to, accelerated depreciation, impairment and other charges related to cost saving efforts, net (gain) loss recognized from early redemption of debt, purchase order cancellation fees, strategic investment losses (gains) or impairment charges, income tax adjustments on these measures, and other charges or benefits that may arise. The amounts of these measures are not currently available but may be material to future results. A reconciliation of the non-GAAP diluted EPS guidance for fiscal fourth quarter 2024 to the corresponding GAAP measures is not available without unreasonable effort. A reconciliation of our historical non-GAAP financial measures to their nearest GAAP equivalent is contained in this release.
Investor Communications
Seagate management will hold a public webcast today at 2:00 PM PT / 5:00 PM ET that can be accessed on its Investor Relations website at investors.seagate.com.
An archived audio webcast of this event will be available on Seagate’s Investor Relations website at investors.seagate.com shortly following the event conclusion.
About Seagate
Seagate Technology is the leading innovator of mass-capacity data storage solutions. We create breakthrough technology so you can confidently store your data and easily unlock its value. Founded over 45 years ago, Seagate has shipped over four billion terabytes of data capacity and offers a full portfolio of storage devices, systems, and services from edge to cloud. To learn more about how Seagate leads storage innovation, visit www.seagate.com and our blog, or follow us on X, Facebook, LinkedIn, and YouTube.
© 2024 Seagate Technology LLC. All rights reserved. Seagate, Seagate Technology, and the Spiral logo are registered trademarks of Seagate Technology LLC in the United States and/or other countries.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about the Company’s plans, programs, strategies, prospects, and opportunities; financial outlook for future periods, including the fiscal fourth quarter 2024; expectations regarding our ability to service debt and continue to generate free cash flow; expectations regarding our ability to make timely quarterly payments under the settlement agreement with the U.S. Department of Commerce’s Bureau of Industry and Security; expectations regarding logistical, macroeconomic, or other factors affecting the Company; expectations regarding market demand for the Company’s products and our ability to optimize our level of production and meet market and industry expectations and the effects of these future trends on Company’s performance; anticipated shifts in technology and storage industry trends, and anticipated demand and performance of new storage product introductions, including HAMR-based products; and expectations regarding the Company’s business strategy and performance, as well as dividend issuance plans for the fiscal quarter ending June 28, 2024 and beyond. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” “will continue,” “can,” “could” or the negative of these words, variations of these words and comparable terminology, in each case, intended to refer to future events or circumstances. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are subject to various uncertainties and risks that could cause our actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s latest periodic report on Form 10-Q or Form 10-K filed with the U.S. Securities and Exchange Commission. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.
The inclusion of Seagate’s website addresses in this press release are provided for convenience only. The information contained in, or that can be accessed through, Seagate’s websites and social media channels are not part of this press release.

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	March 29, 2024	June 30, 2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$795	$786
Accounts receivable, net	332	621
Inventories, net	1,191	1,140
Other current assets	297	358
Total current assets	2,615	2,905
Property, equipment and leasehold improvements, net	1,639	1,706
Goodwill	1,237	1,237
Deferred income taxes	1,052	1,117
Other assets, net	553	591
Total Assets	$7,096	$7,556
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$1,672	$1,603
Accrued employee compensation	75	100
Accrued warranty	78	78
Current portion of long-term debt	479	63
Accrued expenses	758	748
Total current liabilities	3,062	2,592
Long-term accrued warranty	78	90
Other non-current liabilities	653	685
Long-term debt, less current portion	5,192	5,388
Total Liabilities	8,985	8,755

Total Shareholders’ Deficit	(1,889)	(1,199)
Total Liabilities and Shareholders’ Deficit	$7,096	$7,556

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	March 29, 2024	March 31, 2023	March 29, 2024	March 31, 2023
Revenue	$1,655	$1,860	$4,664	$5,782

Cost of revenue	1,230	1,541	3,728	4,735
Product development	164	191	496	625
Marketing and administrative	116	123	329	377
Amortization of intangibles	—	—	—	3
BIS settlement penalty	—	300	—	300
Restructuring and other, net	2	20	(27)	110
Total operating expenses	1,512	2,175	4,526	6,150

Income (loss) from operations	143	(315)	138	(368)

Interest income	3	2	8	4
Interest expense	(82)	(81)	(250)	(229)
Net gain recognized from termination of interest rate swap	—	—	104	—
Net gain (loss) recognized from early redemption of debt	—	3	(29)	207
Other, net	(6)	(9)	(64)	(25)
Other expense, net	(85)	(85)	(231)	(43)

Income (loss) before income taxes	58	(400)	(93)	(411)
Provision for income taxes	33	33	85	26
Net income (loss)	$25	$(433)	$(178)	$(437)

Net income (loss) per share:
Basic	$0.12	$(2.09)	$(0.85)	$(2.11)
Diluted	$0.12	$(2.09)	$(0.85)	$(2.11)
Number of shares used in per share calculations:
Basic	210	207	209	207
Diluted	213	207	209	207

Cash dividends declared per ordinary share	$0.70	$0.70	$2.10	$2.10

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	For the Nine Months Ended
	March 29, 2024	March 31, 2023
OPERATING ACTIVITIES
Net loss	$(178)	$(437)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	201	409
Share-based compensation	89	93
Deferred income taxes	64	4
Net loss (gain) on redemption and repurchase of debt	7	(207)
Other non-cash operating activities, net	4	15
Changes in operating assets and liabilities:
Accounts receivable, net	289	538
Inventories, net	(51)	365
Accounts payable	108	(327)
Accrued employee compensation	(25)	(168)
BIS settlement penalty	(30)	—
Accrued expenses, income taxes and warranty	(20)	69
Other assets and liabilities	26	370
Net cash provided by operating activities	484	724
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(200)	(266)
Proceeds from the sale of assets	38	15
Purchases of investments	—	(1)
Proceeds from sale of investments	5	—
Net cash used in investing activities	(157)	(252)
FINANCING ACTIVITIES
Redemption and repurchase of debt	(1,288)	(71)
Dividends to shareholders	(438)	(437)
Repurchases of ordinary shares	—	(408)
Taxes paid related to net share settlement of equity awards	(31)	(41)
Proceeds from issuance of long-term debt	1,500	600
Proceeds from issuance of ordinary shares under employee stock plans	66	59
Other financing activities, net	(128)	(23)
Net cash used in financing activities	(319)	(321)
Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	1	—
Increase in cash, cash equivalents and restricted cash	9	151
Cash, cash equivalents and restricted cash at the beginning of the period	788	617
Cash, cash equivalents and restricted cash at the end of the period	$797	$768

Use of non-GAAP financial information
The Company uses non-GAAP measures of gross profit, gross margin, operating expenses, income from operations, operating margin, net income, diluted EPS, free cash flow, EBITDA, adjusted EBITDA and last twelve months adjusted EBITDA, which are adjusted from results based on GAAP to exclude certain benefits, expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain benefits, expenses, gains and losses that it believes are not indicative of its core operating results and because it is similar to the approach used in connection with the financial models and estimates published by financial analysts who follow the Company.
These non-GAAP results are some of the measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute or replacement for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in its industry.

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts, gross margin and operating margin)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	March 29, 2024	March 31, 2023	March 29, 2024	March 31, 2023
GAAP Gross Profit	$425	$319	$936	$1,047
Accelerated depreciation, impairment and other charges related to cost saving efforts	—	18	13	57
Amortization of acquired intangible assets	—	1	—	3
Pandemic-related lockdown charges	—	—	—	7
Purchase order cancellation fees	(1)	—	113	108
Share-based compensation	8	8	23	24
Other charges	—	1	2	2
Non-GAAP Gross Profit	$432	$347	$1,087	$1,248

GAAP Gross Margin	25.7%	17.2%	20.1%	18.1%
Non-GAAP Gross Margin	26.1%	18.7%	23.3%	21.6%

GAAP Operating Expenses	$282	$634	$798	$1,415
Accelerated depreciation, impairment and other charges related to cost saving efforts	—	(3)	—	(25)
Amortization of acquired intangible assets	—	—	—	(3)
BIS Settlement penalty	—	(300)	—	(300)
Restructuring and other, net	(2)	(20)	27	(110)
Share-based compensation	(26)	(23)	(66)	(69)
Other charges	(5)	(6)	(22)	(18)
Non-GAAP Operating Expenses	$249	$282	$737	$890

GAAP Income (Loss) From Operations	$143	$(315)	$138	$(368)
Accelerated depreciation, impairment and other charges related to cost saving efforts	—	21	13	82
Amortization of acquired intangible assets	—	1	—	6
BIS Settlement penalty	—	300	—	300
Pandemic-related lockdown charges	—	—	—	7
Purchase order cancellation fees	(1)	—	113	108
Restructuring and other, net	2	20	(27)	110
Share-based compensation	34	31	89	93
Other charges	5	7	24	20
Non-GAAP Income From Operations	$183	$65	$350	$358

GAAP Operating Margin	8.6%	(16.9%)	3.0%	(6.4%)
Non-GAAP Operating Margin	11.1%	3.5%	7.5%	6.2%

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts, gross margin and operating margin)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	March 29, 2024	March 31, 2023	March 29, 2024	March 31, 2023
GAAP Net Income (Loss)	$25	$(433)	$(178)	$(437)
Accelerated depreciation, impairment and other charges related to cost saving efforts	—	21	13	82
Amortization of acquired intangible assets	—	1	—	6
BIS Settlement penalty	—	300	—	300
Net gain recognized from termination of interest rate swap	—	—	(104)	—
Net (gain) loss recognized from early redemption of debt and debt modification costs	—	(3)	29	(207)
Pandemic-related lockdown charges	—	—	—	7
Purchase order cancellation fees	(1)	—	113	108
Restructuring and other, net	2	20	(27)	110
Share-based compensation	34	31	89	93
Strategic investment losses or impairment charges	—	1	43	1
Other charges	5	7	24	20
Income tax adjustments	6	(3)	48	(6)
Non-GAAP Net Income (Loss)	$71	$(58)	$50	$77

GAAP Diluted Net Income (Loss) Per Share	$0.12	$(2.09)	$(0.85)	$(2.11)
Accelerated depreciation, impairment and other charges related to cost saving efforts	—	0.10	0.06	0.39
Amortization of acquired intangible assets	—	—	—	0.03
BIS Settlement penalty	—	1.45	—	1.45
Net gain recognized from termination of interest rate swap	—	—	(0.49)	—
Net (gain) loss recognized from early redemption of debt and debt modification costs	—	(0.01)	0.14	(0.99)
Pandemic-related lockdown charges	—	—	—	0.03
Purchase order cancellation fees	—	—	0.54	0.52
Restructuring and other, net	—	0.10	(0.13)	0.53
Share-based compensation	0.16	0.15	0.42	0.45
Strategic investment losses or impairment charges	—	—	0.20	—
Other charges	0.02	0.03	0.12	0.10
Income tax adjustments	0.03	(0.01)	0.23	(0.03)
Non-GAAP Diluted Net Income (Loss) Per Share[1]	$0.33	$(0.28)	$0.24	$0.37

Shares used in diluted net income (loss) per share calculation
GAAP	213	207	209	207
Non-GAAP[2]	212	207	211	209

1As a result of the net loss reported during the period, GAAP diluted net loss per share for the nine months ended March 29, 2024 were computed using weighted average basic shares of 209 million; both GAAP and non-GAAP diluted net loss per share for the three months ended March 31, 2023 were computed using weighted average basic shares of 207 million; and GAAP diluted net loss per share for the nine months ended March 31, 2023 were computed using weighted average basic shares of 207 million.

[2]For the three months ended March 29, 2024, non-GAAP shares used in diluted net income per share calculation excluded approximately 1 million shares that are issuable upon conversion of our 2028 exchangeable senior notes due to the expectation that the dilution from such shares will be offset by the related capped call transactions.

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	March 29, 2024	March 31, 2023	March 29, 2024	March 31, 2023
GAAP Net Cash Provided by Operating Activities	$188	$228	$484	$724
Acquisition of property, equipment and leasehold improvements	60	54	200	266
Free Cash Flow	$128	$174	$284	$458

	For the Three Months Ended
	March 29, 2024	December 29, 2023	September 29, 2023	June 30, 2023	Last Twelve Months
GAAP Net Income (Loss)	$25	$(19)	$(184)	$(92)	$(270)
Depreciation and amortization	63	62	76	104	305
Interest expense	82	84	84	84	334
Interest income	(3)	(3)	(2)	(6)	(14)
Income tax expense	33	15	37	7	92
Non-GAAP EBITDA	200	139	11	97	447

Net loss recognized from early redemption of debt	—	—	29	17	46
Net gain recognized from termination of interest rate swap	—	—	(104)	—	(104)
Purchase order cancellation fees	(1)	(4)	118	—	113
Restructuring and other, net	2	(31)	2	(8)	(35)
Share-based compensation	34	30	25	22	111
Strategic investment losses or impairment charges	—	43	—	9	52
Underutilization charges, net of depreciation and amortization	38	31	51	29	149
Other charges	5	8	11	12	36
Non-GAAP Adjusted EBITDA	$278	$216	$143	$178	$815

The Company’s Non-GAAP measures are adjusted for the following items:
Accelerated depreciation, impairment and other charges related to cost saving efforts
These expenses are excluded in the non-GAAP measures due to the inconsistency in amount and frequency and are excluded to facilitate a more meaningful evaluation of the Company’s current operating performance and comparison to its past periods' operating performance.
Amortization of acquired intangible assets
The Company records expense from amortization of intangible assets that were acquired in connection with its business combinations over their estimated useful lives. Such charges are inconsistent in size and are significantly impacted by the timing and magnitude of the Company’s acquisitions. Consequently, these expenses are excluded in the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
BIS settlement penalty
The Company accrued a settlement penalty of $300 million for the fiscal third quarter of 2023 related to the alleged violations of the U.S. Export Administration Regulations between August 17, 2020 and September 29, 2021 by the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”), which were subsequently resolved by a settlement agreement on April 18, 2023. This settlement penalty is excluded from the non-GAAP measures to facilitate a more meaningful evaluation of the Company's current operating performance and comparison to its past periods' operating performance.
Net loss (gain) recognized from early redemption of debt and termination of interest rate swap
From time to time, the Company incurs gains, losses and fees from the early redemption and repurchase of certain long-term debt instruments and termination of related interest rate swap agreements. The amount of these charges may be inconsistent in size and varies depending on the timing of the early redemption of debt and/or termination of interest rate swap and consequently is excluded from the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods' operating performance.
Pandemic-related lockdown charges
Pandemic-related lockdown charges are factory under-utilization costs incurred due to the pandemic-related lockdown measures at our factory in Wuxi, China. These charges are inconsistent in amount and frequency and are excluded in the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Purchase order cancellation fees
Purchase order cancellation fees are the costs incurred to cancel certain purchase commitments made with the Company's suppliers for component and equipment purchases that will not be received due to change in forecasted demand. These charges are inconsistent in amount and frequency and are excluded in the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Restructuring and other, net
Restructuring and other, net are costs associated with restructuring plans that are primarily related to costs associated with reduction in the Company’s workforce, exiting certain facilities and other related costs, as well as charges or gains from sale of properties. These costs or benefits do not reflect the Company’s ongoing operating performance and consequently are excluded from the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Share-based compensation
These expenses consist primarily of expenses for employee share-based compensation. Given the variety of equity awards used by companies, the varying methodologies for determining share-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the Company’s control, the Company believes excluding share-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the Company’s peers, a majority of whom also exclude share-based compensation expense from their non-GAAP results.
Strategic investment gains, losses and impairment charges
From time to time, the Company incurs gains, losses or impairment charges from strategic investments that are measured and accounted at fair value, under the equity method of accounting, as available-for-sale debt securities or adjust for downward or upward adjustments to the carrying value under the measurement alternative if an impairment or observable price adjustment is recognized in the current period that are not considered as part of its ongoing operating performance. The resulting expense, gain or impairment loss is inconsistent in amount and frequency and consequently is excluded from the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.

Other charges
The other charges primarily include IT transformation costs. These charges are inconsistent in amount and frequency and are excluded in the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Income tax adjustments
Provision or benefit for income taxes represents the tax effects of non-GAAP adjustments determined using a hybrid with and without method and effective tax rate for the applicable adjustment and jurisdiction.
Free cash flow
Free cash flow is a non-GAAP measure defined as net cash provided by operating activities less acquisition of property, equipment and leasehold improvements. Free cash flow does not reflect non-cash items, net cash used or provided by financing activities and net cash used or provided by investing activities, other than acquisition of property, equipment and leasehold improvements. This non-GAAP financial measure is used by management to assess the Company's sources of liquidity, capital structure and operating performance.
EBITDA, adjusted EBITDA and last twelve months (LTM) adjusted EBITDA
EBITDA is defined as net income (loss) before income tax expense, interest expense, interest income, depreciation and amortization. Adjusted EBITDA excludes certain expenses, gains and losses that the Company believes are not indicative of its core operating results. These adjustments primarily include impairment and other charges related to cost saving efforts, net loss (gain) recognized from early redemption of debt, net gain recognized from termination of interest rate swap, pandemic-related lockdown charges, purchase order cancellation fees, restructuring and other, net, share-based compensation, strategic investment losses or impairment charges, other extraordinary charges such as factory underutilization charges and BIS settlement penalty. LTM adjusted EBITDA is defined as the total of last twelve months adjusted EBITDA. These non-GAAP financial measures are used by management to evaluate the Company’s debt portfolio and structure to comply with its financial debt covenants.